Exhibit 99.2

SPECIAL MEETING OF STOCKHOLDERS OF NORTHERN STATES FINANCIAL CORPORATION [ ], 2018 Please sign, date and mail your proxy card in the envelope provided as soon as possible. Please detach along perforated line and mail in the envelope provided. 00030003000000000000 8 FOR AGAINST ABSTAIN changes to the registered name(s) on the account may not be submitted via Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x FOR AGAINST ABSTAIN 1. Approval of the Agreement and Plan of Merger, dated as of June 6, 2018, by and between First Midwest Bancorp, Inc. (“First Midwest”) and Northern States Financial Corporation (“Northern States”), and the transactions contemplated thereby, including the merger of Northern States with and into First Midwest, with First Midwest being the surviving company, as more fully described in the proxy statement/prospectus (the “merger proposal”). 2. Approval of one or more adjournments of the special meeting, if determined necessary and advisable, including adjournments to permit the further solicitation of proxies in favor of the merger proposal. 3. Transaction of such other business as may properly come before the special meeting and any adjournments or postponements thereof. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that this method. Signature of Stockholder Date: Signature of StockholderDate:

0 NORTHERN STATES FINANCIAL CORPORATION Special Meeting of Stockholders [ ], 2018 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned stockholder of Northern States Financial Corporation (the “Company”) hereby appoints Allan J. Jacobs, Frank J. Furlan and Scott Yelvington as proxies, each with the power to appoint a substitute, and hereby authorizes them to vote all such shares of the Company as to which the undersigned is entitled to vote at the Special Meeting of Stockholders of the Company and at all adjournments thereof, to be held at the headquarters of the Company, located at 1601 North Lewis Avenue, Waukegan, Illinois 60085 on [ ], 2018 at [ ] [ ].M. in accordance with the following instructions. THE SHARES REPRESENTED HEREBY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE WITH RESPECT TO ANY OR ALL OF THE PROPOSALS, THE SHARES WILL BE VOTED "FOR" EACH OF THE PROPOSALS PRESENTED FOR WHICH NO SPECIFICATION IS MADE. (Continued and to be signed on the reverse side) 14475 1.1